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Pricing Supplement No. 45    Dated September 21, 2000
Filed Pursuant to: Rule 424 (b)(3)
(To Prospectus dated April 1, 1999 and         File No.: 333-72791
Prospectus Supplement dated April 1, 1999)

                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES B
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

Date of Issue: September 26, 2000       [ ] Fixed Rate    [ ] Commercial Paper Rate Note    [ ] LIBOR Reuters
Maturity Date: September 26, 2003       [X] Senior        [ ] Federal Funds Rate Note       [X] LIBOR Telerate
                                        [ ] Subordinated  [ ] CD Rate Note                  [ ] Prime Rate Note
                                                          [ ] CMT Rate Note                 [ ] Treasury Rate Note
                                                          [ ] LIBOR Note                    [ ] Other
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CUSIP: 06422NCP9

Principal Amount: $200,000,000.00

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: Not Available

Interest Payment Dates: 26th day of March, June, September, and December

Interest Reset Dates: 26th day of March, June, September, and December

Index Maturity: 90 Days

Designated CMT Maturity Index:

Designated CMT Telerate Page:

Spread: +23.5 Basis Points

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: September 26, 2000 to December 27, 2000 and quarterly thereafter, up to but excluding the interest payment date.

Interest Rate Reset Period: September 26, 2000 to December 27, 2000 and
                              quarterly thereafter, up to but excluding the interest payment date

Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): Bank One, NA

Additional Terms:
This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.